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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of First Community Financial Corporation of our report, dated February 17, 1999, on our audits of the consolidated financial statements of Community Savings Bank, SSB as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in the Registration Statement on Form SB-2, as amended, filed by First Community Financial Corporation.

/s/PricewaterhouseCoopers LLP

Raleigh, North Carolina
May 13, 1999